EXHIBIT 10.48

                                 FIRST AMENDMENT

     THIS FIRST AMENDMENT TO ASSET PURCHASE AND SALE OF AGREEMENT AND ESCROW INSTRUCTIONS ("Amendment") is made as of this 9th day of June, 1998, by and between CHI-CHI's, INC., a Delaware corporation , formerly known as Chi-Chi's USA, Inc. ("Seller") and SHELLS SEAFOOD RESTAURANTS, INC., a Delaware corporation ("Buyer").

                                    RECITALS

     A. Buyer and Seller are parties to that certain Asset Purchase and Sale of Agreement and Escrow Instructions dated March 12, 1998, ("Original Agreement"), involving the purchase and/or lease of certain real property and personal property located in the State of Illinois and most particularly described in the Original Agreement in connection with Seller's transfer of the operation of certain restaurants to Buyer.

     B. The Original Agreement, as amended by this Amendment, shall hereinafter be referred to as the "Agreement."

     C. All capitalized terms not otherwise defined in this Amendment shall have the same meaning as in the Original Agreement.

     D. Buyer and Seller hereby mutually desire to amend the terms of the Original Agreement as more particularly provided herein.

     NOW, THEREFORE, in consideration of the mutual covenants, promises and undertakings set forth herein, Buyer and Seller hereby agree as follows:

     1. TERMINATION OF AGREEMENT WITH RESPECT TO THE DEEARFIELD PROPERTY. Pursuant to Buyer's Notice dated May 28, 1998, Buyer has disapproved the Deerfield property and has terminated the Original Agreement with respect to the Deerfield Property. Buyer and Seller acknowledge that pursuant to Section 3.1 of the Original Agreement, the Purchase Price shall be reduced by One Million Dollars ($1,000,000.00), the amount allocated to the Deerfield Property in
Schedule 3.4A to the Original Agreement to the sum of Two Million One Hundred Thousands Dollars ($2,100,000.00). In accordance with Article 6 of the Original Agreement, the Agreement shall continue in full force and effect for all other Fee Properties and Premises.

     2. CLOSING SCHEDULE.. Section 2.2 of the Original Agreement shall be amended such that the number of Restaurants being transferred at a time and the specified order is as follows:

     First Closing: Bloomington Property, Oakbrook Terrace Premises, and Carpentersville Premises

     Second Closing: Streamwood Premises


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     Third Closing: Woodridge Premises and Springfield Property.

     3. CREDIT TO PURCHASE PRICE FOR BLOOMINGTON PROPERTY AND SPRINGFIELD PROPERTY. Buyer has objected to the physical condition of the Bloomington Property and Springfield Property pursuant to Buyer's Notice dated May 28, 1998. In consideration of Buyer's acceptance of the Bloomington property and Springfield Property in their current conditions, an amount equal to Twelve Thousand Five Hundred Dollars ($12,500.00) shall be credited by Seller to the Purchase Price allocated to each of the Bloomington Property and the Springfield Property in Schedule 3.4B and Scheule 3.4C, respectively for an aggregate credit of Twenty-Five Thousand Dollars ($25,000.00). Such credit shall be given at the time and in the event the Closing for such Fee Property occurs in accordance with the terms of the Agreement. Buyer and Seller acknowledge that the "AS-IS" provisions contained in Section 8.3 of the Original Agreement continue in full force and effect and that Buyer shall accept such Properties despite the objections raised in Buyer's Notice dated May 28, 1998.

     4. WOODRIDGE PREMISES CONTINGENCY. The Woodridge Premises contingency and related Woodridge Lease Approval Date contained in Section 7.3 of the Original Agreement shall be extended to August 10, 1998.

     5. FULL FORCE AND EFFECT. Except as specifically set forth in this Amendment, the Original Agreement remains unmodified and in full force and effect.

     6. COUNTERPARTS. This Amendment may be executed in counterparts which, when taken together, shall constitute one executed document as though all signatures appeared on one copy.

     IN WITNESS WHEREOF, THIS FIRST AMENDMENT TO ASSET PURCHASE AND SALE OF AGREEMENT AND ESCROW INSTRUCTIONS was executed as of the date first above written.

CHI-CHI's INC.                                      SHELLS SEAFOOD RESTAURANTS,
A Delaware corporation                              INC., a Delaware corporation

By: /s/  MICHAEL MALANGA                            By: /s/ WE HATTAWAY
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   Its: Vice President                               Its: President
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